Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK OF

THE CHINA FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a Stockholder’s certificates for shares of common stock, par value $0.01 per share (the “Shares”) of The China Fund, Inc., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 11:59 p.m., New York time, July 23, 2012, or such later date to which the Offer is extended (the “Termination Date”). This form may be transmitted by telegram, facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Termination Date. See Section 3, “Procedure for Tendering Shares,” of the Fund’s Offer to Repurchase.

The Depositary:

By First Class Mail:

Computershare

c/o Voluntary Corporate Actions

P.O. Box 43011

Providence, RI 02940-3011

By Overnight Courier:

Computershare

c/o Voluntary Corporate Actions

250 Royall Street Suite V

Canton, MA 02021

By Facsimile Transmission:

For Eligible Institutions only

617-360-6810

Confirm by Telephone: 781-575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH

ABOVE OR TRANSMISSION VIA FACSIMILE NUMBER OTHER THAN THE ONE LISTED

ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to The China Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Repurchase, dated June 22, 2012 and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedure for Tendering Shares,” of the Fund’s Offer to Repurchase.

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:

☐ The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment and Cash Purchase Plan:

☐ Yes ☐ No

(Note: If neither of these boxes is checked, any such uncertificated Shares will not be tendered.)

Dated: ,
2012
Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, a commercial bank, credit union, savings association or trust company having an office, branch or agency in the United States, or other entity which is a member in good standing of a stock transfer association’s approved medallion program, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender Shares pursuant to the procedure for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and (ii) other required documents, within three business days after the Termination Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Authorized Signature)

Address:	Name:

(Please Print)

Title:
City State Zip Code

Area Code and Tel. No.	Dated: , 2012

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE

CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.